EXHIBIT 10.3

SANTA CASA DA MISERICÓRDIA DO RIO DE JANEIRO.	SANTA CASA DA MISERICORDIA DO RIO DE JANEIRO.
CONTRATO DE LOCAÇÃO NÃO RESIDENCIAL DO IMÓVEL DA A V. RIO BRANCO, 177 - 8°, ANDAR, NESTA CIDADE, QUE ENTRE SI FAZEM, DE UM LADO SANTA CASA DA MISERICÓRDIA DO RIO DE JANEIRO E DO OUTRO LADO ATN CAPITAL PARTICIPAÇÕES LTDA, NA FORMA ABAIXO.	**NON RESIDENTIAL LEASE AGREEMENT OF THE PROPERTY AT AV. RIO BRANCO, 177 – 8TH FLOOR, IN THIS CITY, BY AND BETWEEN, ON ONE SIDE, SANTA CASA DA MISERICÓRDIA DO RIO DE JANEIRO AND ON THE OTHER SIDE ATN CAPITAL PARTICIPAÇÕES LTDA., AS AGREED BELOW.**
SANTA CASA DA MISERICÓRDIA DO RIO DE JANEIRO, com sede na Rua Santa Luzia, 206, nesta cidade, inscrita no CNPJ, sob o n° 33.609.504/0001-62, neste ato representada por seu Provedor **Dr. DAHAS CHADE ZARUR,** brasileiro, casado, advogado, portador da carteira de identidade sob no. 00.902.757-4, expedida pelo IFP/RJ, inscrito no CPF sob no. 004.943.647-34, residente e domiciliado nesta Cidade do Rio de Janeiro, doravante denominada locadora, e **ATN CAPITAL - PARTICIPAÇÕES LTDA,** inscrita no CNPJ sob o no. 31.648.272/0001-26, nesta cidade, neste ato representada por seus sócios **Sr. OMAR M ALHEIRO DA SILVA ARAÚJO,** brasileiro, casado, Administrador de Empresas, portador da carteira de identidade sob o no. 13,867-7, expedida pelo CRA/RJ, inscrita no CPF/MF sob o no.323.403.977-15, e **MANUEL DA COSTA FRÁGUAS,** brasileiro, separado. Estatístico, portador da carteira de identidade sob o número 0310533-2, expedida pelo IFP, inscrita no CPF/MF sob o número 175.940.307-53, ambos residentes e domiciliados, nesta cidade,	**SANTA CASA DA MISERICÓRDIA DO RIO DE JANEIRO,** headquartered at Santa Luzia St., 206, in this city, tax enrollment number CNPJ n° 33.609.504/0001-62, hereby represented by its Provedor **Dr. DAHAS CHADE ZARUR,** Brazilian, married, lawyer, bearer of ID card no. 00.902.757-4, issued by IFP/RJ, enrolled at CPF n°. 004.943.647-34, residing and domiciled in this city of Rio de Janeiro, hereby designated lessor, and **ATN CAPITAL - PARTICIPAÇÕES LTDA,** tax enrollment number CNPJ n° 31.648.272/0001-26, in this city, hereby represented by its shareholders **Mr. OMAR M ALHEIRO DA SILVA ARAÚJO,** Brazilian, married, business administrator, bearer of ID card no. 13,867-7, issued by CRA/RJ, enrolled at CPF/MF sob o no.323.403.977-15, e **MANUEL DA COSTA FRÁGUAS,** Brazilian, separated, technician in statistics, bearer of ID card no. 0310533-2, issued by IFP, enrolled at CPF/MF no. 175,940.307-53, both residing and domiciled in this city, by the following terms and conditions:

mediante as cláusulas e condições seguintes:	
PRIMEIRA - O prazo da presente locação é de **60 (Sessenta)** meses, cora **início em 01 DE MAIO DE 2005 e término em 30 DE ABRIL DE 2010**, após o qual, permanecendo o locatário no imóvel, sem oposição da locadora, ficará a locação prorrogada por tempo indeterminado, até que a parte interessada na restituição do imóvel, com antecedência mínima de 30 (trinta) dias notifique à outra o seu desejo de rescindi-la, sem prejuízo de qualquer obrigação consignada neste contrato, o qual somente poderá ser resolvido, após o integral cumprimento de todas as suas cláusulas.	**FIRST** – The term for the present lease is of **60 (sixty)** months, **beginning on May 1st, 2005 and ending on April 30, 2010**, after which, if the lessee remains on the premises without any opposition on the part of the lessor, the lease will be renovated for an undetermined period of time, until any interested party (lessor or lessee), with an advance notice of 30 (thirty) days, gives notice to the other of its intention to terminate the lease, without any waiver of the obligations hereunder agreed, being clear that the lease will only be terminated after the full compliance of all its provisions.
SEGUNDA — O aluguel mensal inicial é de RS **3.400,00 (três mil e quatrocentos reais)** mensais.	**SECOND** – The initial monthly rent is of **R$ 3,400.00 (three thousand four hundred reais)** a month.
a) A locatária se obriga a pagar pontualmente na **Santa Casa da Misericórdia do Rio de Janeiro, sito na Rua Santa Luzia, 206, setor Tesouraria**, o aluguei acrescido dos encargos previstos em Lês até o dia 05 (cinco) do mês subseqüente ao vencido,	a) Lessee is obliged to timely pay the rent at the **Santa Casa de Misericórdia do Rio de Janeiro, located at Rua Santa Luzia, 206, Treasury sector**, including the values corresponding to the legal charges and fees until the 5th day of every month immediately after the month to which the rent corresponds.
b) O prazo para pagamento na letra A acima é fatal e improrrogável, constituindo mora de pleno direito a sua não observância peio locatário, sujeitando-o as sanções legais cabíveis, além de juros de 1% (um) ao mês, contado dia a dia, além de todas as despesas que se fazem necessárias aos interesses do locador na hipótese de procedimento judicial, bem como honorários, advocatícios, que as panes estipulam de comum acordo em 20% (vinte por cento) sobre o valor de cobrança, inclusive custas, ainda que realizadas, extra-judicialmente, tudo	b) The deadline for the payment established on item 'a' is not subject to postponement, and its non fulfillment by the lessee constitutes culpable delay, subject to all legal penalties, plus interests of 1% per month, counted daily, and all other expenses incurred by the lessor in case of legal actions, as well as legal fees, established by the parties as 20% (twenty percent) on the amounts due, plus court fees, even if the measures are extra judicial, all of it regardless of the penalty established on clause 12, 'a'.

independente da multa prevista na cláusula 12 letra 'a'.	
TERCEIRA - Constituem encargos integrantes do valor locatício estipulado na cláusula antecedente, todos os impostos e taxas que incidem ou que venham incidir sobre o imóvel ora locado, inclusive o imposto Predial, Taxa de Coleta de Lixo, Taxas de Água, de Esgoto e seus respectivos reajustes, bem como as cotas de condomínio, qualquer que seja a sua natureza, inclusive os rateios das despesas referente à utilização, manutenção, reparos e substituição de peças em aparelhos elétricos, instalações hidráulicas, redes de luz ou força, coletores de lixo, tubulações, bombas d'água, elevadores, incineradores e demais serventias de uso comum, assim como todas despesas proporcionais de conservação, reparação, pintura ou higiene das dependências internas e externas do prédio, vila ou edifício, onde se localiza o imóvel da presente locação. Também é considerado encargo exigível, o valor anual do prêmio do seguro de fogo do imóvel objeto deste contrato, até o limite segurado equivalente a 200 (duzentos) vezes o valor do aluguel, vigente à época da emissão da apólice.	**THIRD** – Are considered charges pertaining to the rent mentioned on the clause above all the taxes and fees which exist or which come to exist in the future on the property now being leased, including Property tax, garbage collection tax, water and sewerage tax and its respective readjustments, as well as condominium fees, whatever its nature, including the division of expenses relating to the use, maintenance, repairs and replacement of electric appliances parts, hydraulic installations, light and power net, garbage collectors, pipes, water pumps, elevators, burners and other utilities of common usage, as well as all proportional expenses of maintenance, repairs, painting or cleaning of internal and external areas of the building, private street or construction, where the property of the present lease is located. It is also an obligation the payment of the annual fire insurance premium of the property, up until the insured amount of 200 (two hundred) times the rent valid at the time the policy is issued.
a) Todos estes encargos serão devidos no mês anterior ao previsto pára o pagamento dos tributos, cotas de condomínio, rateio de despesas ou efetivação destas, e juntamente com o aluguel vigente no mês anterior referido, deverão ser pagos no prazo e local designados na cláusula 2ª (segunda). Entretanto, se por qualquer motivo a cobrança não se realizar nas épocas devidas, poderá ser efetivada posteriormente, sem que isso importe em qualquer novação ou escusa para elidir os pagamentos respectivos, os quais, se não satisfeitos, sofrerão os acréscimos dos juros e multas legais, ou decorrentes da Convenção de	a) All these values are due on the month previous to the payment of the taxes, fees, condominium fees, division of expenses or incurrence of expenses, and payable together with the rent valid on the month before, and shall be paid at the time and place indicated on 2nd (second) clause. However, if for any reason the collecting do not happen on the due timing, it can be effected afterwards, without this representing novation or excuse to prevent the respective payments, which, if not satisfied, will be increased by interests and legal penalties, or the ones arising from the Condominium Convention and from

Condomínio e do presente contrato.	the present agreement.
b) As despesas referentes ao consumo, utilização e ligação ou ré-ligação de luz, gás, telefone e outros serviços públicos que favorecem ao imóvel atua! ou futuramente, embora integrantes dos encargos locatícios, deverão ser pagas diretamente pelo locatário às empresas fornecedoras ou concessionárias, nas épocas próprias. Por ocasião dá desocupação do imóvel, ou quando a locadora ou seus propostos exigirem, deverá aquele apresentar a estes, os recibos de quitação destas despesas, e, se for constatado qualquer débito, poderá a locadora satisfaze-lo, caso queira, cobrando-o, regressivamente, conforme o disposto na parte final do item anterior.	b) The expenses relating the consumption, use and connecting or reconnecting of light, gas, telephone and other utilities which favor the property nowadays or in the future, although a part of the lease obligations, shall be paid directly by lessee to the supplier or concessionary companies, on the appropriate time. On the occasion of leaving the property, or whenever the lessor or its representatives demand, lessee shall present to lessor the evidence of payment for all these expenses, and, if noticed any debt, lessor can pay for it, if it wishes, and collect afterwards, as provided on the final part of the item above.
QUARTA - A locatária satisfará às suas custas todas as multas e despesas decorrentes de infrações cometidas, por ele e outros ocupantes do imóvel locado, contra as posturas legais vigentes e compromete-se a entregar à locadora ou aos seus Procuradores em tempo hábil para as providências cabíveis, todos os avisos, intimações ou notificações recebidas por qualquer ocupante do imóvel em apreço, que se destinarem àqueles, ou de algum modo forem de Interesse dos mesmos, ou se referirem ao imóvel objeto deste contrato sob pena de ser responsabilizado pêlos prejuízos nos quais incorrerem os interessados.	**FOURTH** – Lessee will pay with its own funds all penalties and expenses arising from infractions committed by it or other occupants of the leased property against the valid legal provisions and assume the obligation to provide lessor or its attorney-in-facts, timely for all measures needed, all warnings, summons or notices received by any occupant of the said property, destined to lessor or that in any manner on lessor's interests, or relating to the object of the present lease, being liable for any damages incurred by the interested parties if the obligation is not fulfilled.
QUINTA - A locatária declara receber o imóvel que se destina exclusivamente ao seu uso **NÃO RESIDENCIAL**, obrigando-se assim, como seus ocupantes, visitantes, ou quem lhe preste serviços a cumprir e respeitar as normas da Convenção interna do Condomínio do Edifício, não podendo dar destinação diversa ao imóvel do que se destina.	**FIFTH** – Lessee represents to receive the property exclusively for NON RESIDENTIAL use, assuming the obligation, and on behalf of its occupants, visitors or contracted parties, to obey and respect the rules of the building's internal Condominium Convention, not giving the property any other kind of use.
SEXTA - A locatária obriga-se a manter e a restituir o imóvel, finda ou rescindida a	**SIXTH** – Lessee assumes the obligation to keep and restitute the

locação, nas mesmas condições nas quais ora o recebe, ou seja, com todos os seus pertences, aparelhos, acessórios e instalações em excelente estado de higiene, utilização e funcionamento, vidros e louças sanitárias intactas, paredes, portas, janelas e esquadrias devidamente revestidas e pintadas, tudo limpo, conservado e perfeito.	property, once terminated the lease, on the same conditions that it receives the property, that is, with all its belongings, facilities, accessories and installations in excellent state of hygiene, use and all perfectly running, intact glasses and sanitary ceramics, coated and painted walls, doors, windows and frames, all clean, maintained and perfect.
SÉTIMA - É defeso à locatária realizar no imóvel quaisquer obras que modifiquem suas instalações ou dependências, sem expressa autorização da locadora. As substituições, reparos ou pinturas que forem necessárias em virtude do instituído na cláusula antecedente, deverão ser feitas, às expensas do locatário, sempre com peças, materiais e tintas da mesma qualidade ou equivalente, e, rigorosamente obedecidas as disposições e tonalidades existentes.	**SEVENTH** – Lessee is not allowed to do any works on the property that change its installations nor facilities, without express authorization by lessor. Replacements, repairs and paint jobs necessary due to the provision of clause sixth above shall be done, on the expenses of the lessee, always with parts, material and paint of the same quality or equivalent, and, strictly observed the disposition of the existing colors.
a) Se, a despeito da proibição mencionada, alguma modificação ou benfeitoria for realizada sem consentimento, estas deverão ser demolidas ou retiradas, às custas do locatário, a fim de que permaneça o imóvel no seu anterior estado, salvo se convirem a locadora, quando, do mesmo modo que as consentidas, farão parte integrante do imóvel, sem que assista ao locatário o direito de reclamar qualquer indenização, compensação ou retenção.	a) If, in spite of the prohibition above, any change or betterment is done without consent, these shall be undone or removed, on the expenses of the lessee, in order for the property to be kept as it was previously, except if lessor agrees, and if had previously given consent, and these will be part of the property, without lessee having any rights to ask for any damage, compensation or remuneration for it.
OITAVA - Por ocasião da desocupação do imóvel, ou durante a locação, se assim entender a Locadora, será realizada uma vistoria no imóvel, por estes ou seus prepostos e, se forem encontrados estragos, ou não estando nas condições em que foi entregue ao Locatário, este ficará obrigado não só á imediata reparação ou ressarcimento dos danos, como também, se desocupado imóvel, ao pagamento dos aluguéis e encargos, até a conclusão das obras necessárias, ainda	**EIGTH** – At the occasion of lessee leaving the property, or during the lease, if desired by lessor, an inspection will be conducted at the property, by lessor or its representatives and, if any damage is found, or if not on the same conditions it was delivered to the lessee, this will be obliged not only to immediately repair or reimburse for the damages, but as well as, if unoccupied the property, to pay for rents and charges,

que estas só ocorram após vistoria judicial.	until all works are finished, even if these occur after judicial inspection.
NONA - Fica autorizada a sublocação do imóvel, bem como a cessão total ou parcial do imóvel por parte da locatária, que continuará responsável, perante a locadora, por todas as obrigações contratuais assumidas neste instrumento, mas não poderá ceder, dar em comodato o imóvel ou transferir o presente contrato sem a autorização da locadora sob pena de rescisão contratual de pleno direito e imediato despejo dos ocupantes.	**NINTH** – The sublease of the property, as well as the total or partial cession of the property by the lessee is hereby authorized, who will remain liable before lessor, for all contractual obligations hereunder assumed, but will not be able to assign or lend the property nor assign or transfer the lease without the authorization of lessor, under penalty of full right termination of the agreement and immediately restitution of the property.
DÉCIMA - Independentemente do requerimento, pelo locatário, das isenções tributárias de que tratam o Decreto Municipal nº 6.403, de 29.12.86, e sendo tal Decreto aplicável, fica ele obrigado a proceder, às suas expensas, sob pena de infração contratual grave e, em conseqüência, de rescisão deste contrato, às reparações do imóvel locado com respeito rigoroso às suas características originais que compreende a manutenção de sua morfologia e de sua arquitetura, inclusive de fachadas.	TENTH – Regardless of the request, by the lessee, of any tax exemption as provided for by Municipality Decree nº 6.403 dated 12.29.86, and if such Decree is applicable, is he obliged to proceed, at its own expenses, being subject to serious contractual default and, as consequence, the termination of this agreement, with the repair to the lease property strictly observing its original characteristics, including the maintenance of its morphology and architecture, including the façade.
DÉCIMA PRIMEIRA - É dado à locatária, no caso de venda, o direito de preferência na aquisição do imóvel objeto desta locação, caso não aja interesse, a locatária haverá que franquear a visitação do mesmo à terceiros (candidatos a aquisição) em horário previamente acordado entre as partes.	**ELEVENTH** – In case of sale, to lessee is granted the right of first refusal to purchase the property object of the present lease. If there is no interest on the part of lessee, lessee will have to allow third parties to visit the property (potential purchasers) at hours previously agreed by the parties.
DÉCIMA SEGUNDA - O prazo para o pagamento dos aluguéis e encargos, bem como para o cumprimento de qualquer obrigação deste contrato é improrrogável, e, qualquer atraso permitido, não elidirá a mora, importando em simples tolerância, a qual não escusará as contra-	**TWELFTH** – The deadline for the payment of rent and charges, as well as for the fulfillment o any obligation hereunder is not subject to postponement and, any delay allowed will not suppress the culpable delay, meaning simple tolerance, which does not excuse payment of due penalties

prestações devidas.	or fines.
a) Assim, para a impontualidade no cumprimento das obrigações referidas nas cláusulas 2ª (segunda) e 3ª (terceira), pagará a locatária a multa, meramente moratória de 10% (dez por cento) sobre o saldo devedor, exigível de plano, independente de quaisquer pronunciamentos judiciais, mas sem prejuízo das sanções conseqüentes do ajuizamento dos mesmos.	a) Thus, for the delay of the fulfillment of the obligations referred on clauses 2nd (second) and 3rd (third), lessee will pay a fine, for the delay, or 10% (ten percent) on the amount due, immediately due, regardless of any judicial pronouncement, without prejudice of other sanctions arising from legal suits.
b) Pela inadimplência de qualquer outra pactuada, notadamente às instituídas nas cláusulas 5ª (quinta), 6ª (sexta), 7ª (sétima), 8ª (oitava) e 9ª (nona), sujeitar-se-á o infrator, além da rescisão contratual de pleno direito, á multa moratória equivalente a 3 (três) vezes o valor locatício vigente a época da constatação da infração, de imediato exigível, sem prejuízo dos ressarcimentos devidos e demais cominações decorrentes dos feitos judiciais competentes.	b) For breach of any other provision hereunder, specially the ones established on clauses 5th (fifth), 6th (sixth), 7th (seventh), 8th (eight) and 9th (ninth), the breaching party is subject to, beyond the full right termination of the agreement, to the delay fine equivalent to 3 (three) times the valid rent at the time of the infraction, immediately due, without prejudice of any other reimbursements due and other penalties arising from the applicable judicial measures.
DÉCIMA TERCEIRA - No caso de incêndio, desapropriação ou qualquer outro motivo de força maior que impeça a utilização do imóvel ora locado, ficará o presente contrato rescindido de pleno direito, sem que qualquer dos contratantes, possa reclamar, entre si, indenização alguma pelos prejuízos acarretados pelo evento, ressalvadas as obrigações decorrentes da presente locação.	**THIRTEENTH** – In case of fire, dispossession or any other reason of force majeure preventing the use of the leased property, the present agreement will be terminated with full rights, without any of the parties being able to claim, among each other, for any damage arising from the event, except for the ones arising of the present lease.
DÉCIMA QUARTA - Como fiadora da locatária, fica indicada o SR. OMAR MALHEIRO DA SILVA ARAÚJO, brasileiro, casado, Administrador, portador da carteira de identidade sob o no. 13.867-7, expedida pelo CRA/RJ, inscrito no CPF/MF sob o no. 323.403.977-15, e sua esposa SRA. CATARINA BIGLER DA SILVA ARAÚJO, brasileira, "do lar"	**FOURTEENTH** – As guarantor of the lessee, is indicated hereunder MR. OMAR MALHEIRO DA SILVA ARAÚJO, Brazilian, married, business administrator, bearer of ID card no. 13,867-7, issued by CRA/RJ, enrolled at CPF/MF sob o no.323.403.977-15 and his wife MRS. CATARINA BIGLER DA SILVA ARAÚJO, Brazilian, housewife, bearer of ID card

portadora da carteira de identidade sob o número 1,105.844, expedida pelo IFP, inscrita no CPF/MF sob o número 305.613.027-15, ambos residentes e domiciliados a Estrada Itaipu no. 3.300 casa 302 Itaipu, nesta cidade, que obriga-se, como principal pagador(a) da locatária com ela solidariamente responsável pelo pagamento dos alugueres, acessórios da locação, multas, juros, correção monetária, e tudo o que devido for, bem como fiel e exato cumprimento de todas as obrigações pactuadas neste contrato, não somente até o final do seu prazo, mas também até a liquidação integral de todo e qualquer débito e efetiva restituição das chaves, ainda que esta se verifique, independentemente da vontade da locadora, após o término do prazo contratual, renunciando a dita fiadora, expressamente, aos benefícios dos artigos 1485, 1498, 1499, 1500, 1502 e 1503 do Código Civil Brasileiro.	no. 1.105.844, issued by IFP, enrolled at CPF/MF sob o no.305.613.027-15, both residing and domiciled at Estrada Itaipu no. 3.300 home 302 Itaipu, in this city, being the guarantor obliged, as main payer of lessee and with it jointly liable for the payment of rents, accessories to rent, penalties and fines, interests, currency adjustments, and anything else which is due, as well as to the precise compliance to all the obligations assumed by this agreement, not only during the term of the agreement, but also until the end of any and all debt and the effective restitution of the keys, even if this happens irrespective of the will of the lessor, after the expiration of the term of the agreement, waiving the said guarantor, expressly, the benefits of articles 1485, 1498, 1499, 1500, 1502 and 1503 of the Brazilian Civil Code.
PARÁGRAFO PRIMEIRO - A Locatária obriga se a substituir os fiadores a Sr. OMAR MALHEIROS DA SILVA ARAÚJO E SRA. CATARINA BIGLER DA SILVA ARAÚJO, acima já qualificados, por outro (a) igualmente idôneo (a), a juízo da locadora, nos casos de morte, perda de capacidade econômico-financeira, insolvência ou transferência de residência daquela para outra cidade, tendo para tanto o prazo de 30 (trinta) dias a contar de quaisquer dos referidos eventos, pena de rescisão de contrato;	FIRST PARAGRAPH – Lessee is obliged to replace the guarantors MR. OMAR MALHEIROS DA SILVA ARAÚJO AND MRS. CATARINA BIGLER DA SILVA ARAÚJO, above qualified, for other(s) equally fit, on lessor's discretion, in case of death, loss of financial-economic capacity, insolvency or change of residency for another city, having for such as deadline the term of 30 (thirty) days counting from the said events, subject to termination of the agreement;
PARÁGRAFO SEGUNDO - A obrigação assumida pela fiadora nesta Cláusula estende-se para além do prazo contratual, quanto prorrogado a locação por prazo indeterminado, cessando na efetiva desocupação do imóvel locado, e abrange todos os reajustamento contratuais do aluguel, aumento amigáveis e revisões amigáveis e judiciais, independentemente da	**SECOND PARAGRAPH** – The obligation assumed by guarantor in this clause extends beyond the contractual term, when the lease is renewed for undetermined period of time, terminating at the time of the actual restitution of the lease property, and includes all contractual readjustments of the lease, mutually agreed and judicially decided raises and revisions, regardless of the

participação expressa da fiadora em qualquer dos atos relativos a esses fatos;	express participation of the guarantor in any of the acts relating to these facts.
DÉCIMA QUINTA - A locação ora contratada reger-se-á pelas normas instituídas no presente instrumento, as quais prevalecerão até que algum dispositivo legal expressamente determine em contrário, sendo que, a derrogação de alguma dela, não afetará as demais, nem os efeitos até então produzidos. Aos casos omissos aplicar-se-ão os dispositivos da legislação civil comum e as regras legais pertinentes ás locações livremente convencionadas, sem prejuízo das disposições contratuais estipulada.	**FIFTEENTH** – The lease now contracted will be ruled by the provisions of the present agreement, which shall prevail until such time that a legal provision expressly determines the opposite, being agreed that the revocation of any of them will not affect the others, nor the effects produced until then. To the incomplete situations will be applied the provisions of the civil law and rules relating to leases freely agreed, without damage to the established contract provisions.
DÉCIMA SEXTA - O aluguel será reajustado ANUALMENTE na exata proporção da variação do índice de preço do IGPM/FGV verificada no ano imediatamente anterior ao mês do reajuste, tomando em consideração os 12 (doze) últimos índices mensais divulgados, ou na sua ausência, por outro índice autorizado pelo governo que reflita a desvalorização da moeda.	**SIXTEENTH** – The rent will be readjusted ANNUALY on the exact proportion of the variation of the IGPM/FGV index verified for the year immediately precedent on the month before the readjustment, considering the last 12 (twelve) monthly indexes disclosed, or in its fault, for any other index authorized by the government which reflects the devaluation of the currency.
DÉCIMA SÉTIMA - Se futura legislação permitir periodicidade de reajustamento do aluguel em MENOR espaço de tempo do que o pactuado neste contrato, de pleno direito, automática e independentemente de aviso ou notificação os reajustes passarão a ser efetuado na periodicidade permitida pela nova legislação.	**SEVENTEENTH** – If future law allows for a smaller period for readjustment of the rent in SMALLER period of time than the one hereunder established, for all legal purposes, automatically and independent of any warning or notice the readjustment will be effected at the time allowed by the new legislation.
DÉCIMA OITAVA - Para o exercício de qualquer direito oriundo deste contrato, elegem as partes, o foro central desta cidade, com renúncia expressa de outro, por mais privilegiado que seja, respondendo os contratantes por si e seus herdeiros ou sucessores, pela validade deste ajuste.	**EIGHTEENTH** – For the exercise of any right arising from this agreement, the parties elect the central court of this city, waiving expressly all other, even if more privileged, binding the contracting parties, its heirs and successors for the validity of the present agreement.
Rio de Janeiro, 02 de maio de 2005.	**Rio de Janeiro, May 2nd, 2005.**